UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 28, 2014

Santander Holdings USA, Inc.
(Exact name of registrant as specified in its charter)

Virginia (State or other Jurisdiction of Incorporation)	1-16581 (Commission File Number)	23-2453088 (IRS Employer Identification No.)

75 State Street, Boston, Massachusetts (Address of Principal Executive Offices)	02109 (Zip Code)

Registrant’s telephone number, including area code:  (617) 346-7200

                                                            n/a
             (Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

On May 28, 2014, Santander Holdings USA, Inc. (the “Company”) issued 84,000 shares of its common stock, no par value per share (the “Common Stock”), to its parent  Banco Santander, S.A. (“Banco Santander”), in exchange for cash in the amount of $21 million (the “Equity Contribution”).  The issuance did not involve any public offering and was therefore not required to be registered under the Securities Act of 1933, as amended, in reliance on Section 4(2) thereof.  Following the issuance, the Company has 530,391,043 shares of Common Stock outstanding, all of which are held directly or indirectly by Banco Santander.

The Equity Contribution is being made in connection with the payment by Santander Consumer USA Holdings Inc. (“SCUSA”) of a previously declared dividend to SCUSA’s shareholders on May 30, 2014.  Banco Santander committed to the Federal Reserve Bank of Boston to provide at least $20.9 million of additional capital to SHUSA on or prior to the payment of that dividend by SCUSA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER HOLDINGS USA, INC.

Dated: May 30, 2014	By:	/s/ Gerard A. Chamberlain
	Name:	Gerard A. Chamberlain
	Title:	Senior Vice President and Assistant Secretary